Exhibit 5.1

609 Main Street Houston, TX 77002 United States +1 713 836 3600 www.kirkland.com	Facsimile: +1 713 836 3601

November 6, 2025

BETA Technologies, Inc.

1150 Airport Drive

South Burlington, Vermont 05403

Ladies and Gentlemen:

We are acting as special legal counsel to BETA Technologies, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”), covering the offering of up to 69,808,206 shares of Class A common stock, par value $0.0001 per share, of the Company (the “Plan Shares”), consisting of (i) up to 47,070,155 shares of Plan Shares that may be issued by the Company under the BETA Technologies, Inc. 2025 Omnibus Incentive Plan (the “Omnibus Plan”), (ii) up to 3,138,010 shares of Plan Shares that may be issued by the Company under the BETA Technologies, Inc. Employee Share Purchase Plan (the “ESPP”), and (iii) up to 19,600,041 shares of Plan Shares that may be issued by the Company pursuant to the BETA Technologies, Inc. Amended and Restated 2018 Employee Incentive Plan (the “2018 Plan”, and, together with the Omnibus Plan and the ESPP, the “Plans”).

For purposes of this letter, we have examined such documents, records, certificates, resolutions and other instruments deemed necessary as a basis for this opinion, and we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto (other than the Company), and the due authorization, execution and delivery of all documents by the parties thereto (other than the Company). We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have relied without independent investigation upon, among other things, an assurance from the Company that the number of shares which the Company is authorized to issue in the Sixth Amended and Restated Certificate of Incorporation of the Company (the “Charter”) exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuances of the Plan Shares by at least the number of Plan Shares and we have assumed that such condition will remain true at all future times relevant to this opinion.

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Securities and Exchange Commission

November 6, 2025

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth herein, we advise you that the Plan Shares are duly authorized and when the Plan Shares have been duly issued pursuant to and in accordance with the terms and conditions of the Plans, the Plan Shares will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Plan Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP